NEWS RELEASE

FORWARD AIR CORPORATION REPORTS
FOURTH QUARTER AND FISCAL 2013 RESULTS,
NEW TWO MILLION SHARE STOCK BUYBACK AUTHORIZATION AND
INCREASED QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.-(BUSINESS WIRE) - February 10, 2014-Forward Air Corporation (NASDAQ:FWRD) today reported results for the fourth quarter and year ended December 31, 2013.

Operating revenue for the quarter ended December 31, 2013 increased 16.5% to $181.1 million from $155.5 million for the same quarter in 2012. Income from operations was $23.2 million, compared with $24.0 million for the fourth quarter of 2012, a decrease of 3.3%. Net income per diluted share for the fourth quarter of 2013 was $0.50 compared with $0.54 in the same quarter of 2012.

Operating revenue for the year ended December 31, 2013 increased 11.7% to $652.5 million from $584.4 million for the year ended December 31, 2012. Income from operations was $84.4 million, compared with $83.5 million in 2012. Net income per diluted share for the year ended December 31, 2013 was $1.77 compared with $1.78 in 2012.

Bruce A. Campbell, Chairman, President and CEO, said, “Without a doubt, the fourth quarter of 2013 proved to be more challenging than we anticipated. Like all of the transports, we have continuously fought weather related issues. From the middle of November up until this past week, weather has been an issue in one or more of our operating regions. While there is only so much we can do to mitigate the impact of weather, we do have plans in place to address the opportunities that are specific to our Company.”
Starting with the Forward Air, Inc. business segment, Mr. Campbell said, “Airport-to airport volumes were up a respectable 5.9% and Complete, without the major customer loss in the prior year comparison, has returned to growth mode. The issue simply put was pricing. We made the strategic decision not to push through a general rate increase (GRI) this past fall. We have subsequently seen a tightening of capacity and a continued decline in our competitors’ service levels which will allow us to implement a GRI effective the first week of March. With year-over-year weekly tonnage growth consistently in the mid-single digits and an estimated 2.75% net benefit from our 2014 GRI, we feel our airport-to-airport network is well positioned for the balance of the year.”
Moving to the Forward Air Solutions segment, Mr. Campbell said, “With substantial year-over-year revenue growth but a decline in operating income, we were clearly disappointed with Solutions fourth quarter results. We have developed a comprehensive plan with the sole focus on improving operating margins. We believe this plan, which includes an across the board GRI, to be very actionable with immediate and quantifiable results expected within the first half of 2014.”
Turning to our TQI business segment, Mr. Campbell said, “With our new operating system now in place, additional new equipment coming online and the ongoing success in recruiting owner-operators we are excited at what will be our first full year of our TQI service offering. We feel confident of substantial topline growth producing double digit operating margins for 2014.”
In closing Mr. Campbell said, “This past week we closed on the previously announced purchase of drayage and intermodal transportation provider Central States Trucking (CST). Our team is very excited about the potential of this new service offering. With a solid group of talented transportation professionals and a scalable platform, for organic as well as acquisition related growth, we look forward to taking advantage of ample opportunities in 2014. We’re delighted to welcome CST to the Forward Air family.”

In commenting on the Company's guidance for the first quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate our first quarter 2014 revenues will increase in the range of 19% to 23% over the comparable 2013 period, and we expect income per diluted share to be between $0.36 and $0.40 per share. This compares to $0.36 per share in the first quarter of 2013.”

On February 7, 2014, our Board of Directors declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 10, 2014, and is expected to be paid on March 24, 2014. This represents a 20% increase in our dividend as compared to the prior year quarter.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.48 per share of common stock, payable in quarterly increments of $0.12 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Also, on February 7, 2014, our Board of Directors approved a stock repurchase authorization for up to two million shares of the Company’s common stock. In connection with this action, the board cancelled the Company’s 2007 share repurchase authorization. The amount and timing of any repurchases under the Company’s new repurchase authorization will be at such prices as determined by management of the Company. Share repurchases may be commenced or suspended from time to time for any reason. The Company currently has approximately 30,522,079 shares outstanding.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter and year end 2013 results on Tuesday, February 11, 2014 at 9:00 a.m. EST. The Company's conference call will be available online at www.forwardair.com or by dialing 877-209-9922. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 88 terminals located on or near major airports in the United States and Canada. It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.

Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Forward Air Corporation
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating revenue:
Airport-to-airport	$103,866	$100,691	$392,323	$390,697
Logistics	33,347	20,473	120,822	83,787
Other	6,947	6,639	26,570	26,137
Pool distribution	36,925	27,722	112,766	83,825
Total operating revenue	181,085	155,525	652,481	584,446

Operating expenses:
Purchased transportation
Airport-to-airport	44,241	40,519	162,847	160,065
Logistics	22,643	15,447	82,339	63,203
Other	2,204	1,989	7,911	7,241
Pool distribution	10,140	7,221	32,593	22,211
Total purchased transportation	79,228	65,176	285,690	252,720
Salaries, wages and employee benefits	41,949	37,597	151,097	135,006
Operating leases	8,387	7,164	29,310	27,989
Depreciation and amortization	6,202	5,081	23,579	21,021
Insurance and claims	3,455	3,177	12,619	11,309
Fuel expense	4,610	2,767	15,145	10,038
Other operating expenses	14,051	10,529	50,686	42,831
Total operating expenses	157,882	131,491	568,126	500,914
Income from operations	23,203	24,034	84,355	83,532

Other income (expense):
Interest expense	(131)	(150)	(532)	(391)
Other, net	27	20	99	14
Total other expense	(104)	(130)	(433)	(377)
Income before income taxes	23,099	23,904	83,922	83,155
Income taxes	7,514	7,944	29,455	30,487
Net income	$15,585	$15,960	$54,467	$52,668

Net income per share:
Basic	$0.51	$0.55	$1.81	$1.82
Diluted	$0.50	$0.54	$1.77	$1.78
Weighted average shares outstanding:
Basic	30,490	29,190	30,135	28,967
Diluted	31,129	29,716	30,762	29,536

Dividends per share:	$0.10	$0.10	$0.40	$0.34

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2013	December 31, 2012 (a)
Assets
Current assets:
Cash and cash equivalents	$127,367	$112,182
Accounts receivable, net	76,500	75,262
Other current assets	16,493	10,952
Total current assets	220,360	198,396

Property and equipment	271,050	239,138
Less accumulated depreciation and amortization	116,287	105,581
Net property and equipment	154,763	133,557
Goodwill and other acquired intangibles:
Goodwill	88,496	43,332
Other acquired intangibles, net of accumulated amortization	40,110	22,102
Total net goodwill and other acquired intangibles	128,606	65,434
Other assets	2,540	1,800
Total assets	$506,269	$399,187

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,267	$11,168
Accrued expenses	18,275	16,476
Current portion of debt and capital lease obligations	69	276
Total current liabilities	34,611	27,920

Debt and capital lease obligations, less current portion	3	58
Other long-term liabilities	8,940	7,098
Deferred income taxes	26,850	12,440
Commitments and contingencies
Shareholders’ equity:
Common stock	305	292
Additional paid-in capital	107,726	64,644
Retained earnings	327,834	286,735
Total shareholders’ equity	435,865	351,671
Total liabilities and shareholders’ equity	$506,269	$399,187

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2013	December 31, 2012
Operating activities:
Net income	$15,585	$15,960
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,202	5,081
Gain on change in fair value of earn-out liability	(615)	—
Share-based compensation	1,559	1,500
Loss on disposal of property and equipment	14	59
Provision for loss (recovery) on receivables	189	(27)
Provision for revenue adjustments	826	586
Deferred income taxes	198	(417)
Tax benefit for stock options exercised	(500)	(31)
Changes in operating assets and liabilities
Accounts receivable	5,709	(943)
Prepaid expenses and other current assets	1,360	298
Accounts payable and accrued expenses	(175)	841
Net cash provided by operating activities	30,352	22,907

Investing activities:
Proceeds from disposal of property and equipment	308	44
Purchases of property and equipment	(2,173)	(854)
Other	(18)	4
Net cash used in investing activities	(1,883)	(806)

Financing activities:
Payments of debt and capital lease obligations	(24)	(140)
Proceeds from exercise of stock options	3,136	—
Payments of cash dividends	(3,070)	(2,938)
Repurchase of common stock (repurchase program)	(354)	—
Common stock issued under employee stock purchase plan	159	140
Tax benefit for stock options exercised	500	31
Net cash provided by (used in) financing activities	347	(2,907)
Net increase in cash	28,816	19,194
Cash at beginning of period	98,551	92,988
Cash at end of period	$127,367	$112,182

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2013	December 31, 2012
Operating activities:
Net income	$54,467	$52,668
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	23,579	21,021
Gain on change in fair value of earn-out liability	(615)	—
Share-based compensation	6,178	6,050
(Gain) loss on disposal of property and equipment	(454)	318
Provision for loss on receivables	423	199
Provision for revenue adjustments	2,531	2,003
Deferred income taxes	4,856	2,043
Tax benefit for stock options exercised	(3,707)	(385)
Changes in operating assets and liabilities
Accounts receivable	1,447	(6,542)
Prepaid expenses and other current assets	(215)	(1,331)
Accounts payable and accrued expenses	2,349	(7,458)
Net cash provided by operating activities	90,839	68,586

Investing activities:
Proceeds from disposal of property and equipment	1,973	911
Purchases of property and equipment	(35,439)	(21,353)
Acquisition of business, net of cash acquired	(45,328)	—
Other	(129)	(263)
Net cash used in investing activities	(78,923)	(20,705)

Financing activities:
Payments of debt and capital lease obligations	(20,375)	(551)
Proceeds from exercise of stock options	33,002	15,740
Payments of cash dividends	(12,141)	(9,947)
Repurchase of common stock (repurchase program)	(354)	—
Common stock issued under employee stock purchase plan	296	259
Cash settlement of share-based awards for minimum tax withholdings	(866)	(386)
Tax benefit for stock options exercised	3,707	385
Net cash provided by financing activities	3,269	5,500
Net increase in cash	15,185	53,381
Cash at beginning of year	112,182	58,801
Cash at end of year	$127,367	$112,182

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31, 2013	Percent of	December 31, 2012	Percent of		Percent
		Revenue		Revenue	Change	Change
Operating revenue
Forward Air	$132.1	72.9%	$128.4	82.6%	$3.7	2.9%
FASI	37.0	20.4	27.9	17.9	9.1	32.6
TQI	13.3	7.4	—	—	13.3	100.0
Intercompany eliminations	(1.3)	(0.7)	(0.8)	(0.5)	(0.5)	62.5
Total	181.1	100.0	155.5	100.0	25.6	16.5

Purchased transportation
Forward Air	62.0	46.9	58.1	45.3	3.9	6.7
FASI	10.9	29.5	7.8	27.9	3.1	39.7
TQI	7.3	54.9	—	—	7.3	100.0
Intercompany eliminations	(1.0)	76.9	(0.7)	87.5	(0.3)	42.9
Total	79.2	43.7	65.2	41.9	14.0	21.5

Salaries, wages and employee benefits
Forward Air	27.4	20.7	27.7	21.6	(0.3)	(1.1)
FASI	12.6	34.1	9.9	35.5	2.7	27.3
TQI	1.9	14.3	—	—	1.9	100.0
Total	41.9	23.2	37.6	24.2	4.3	11.4

Operating leases
Forward Air	5.4	4.1	5.2	4.1	0.2	3.8
FASI	3.0	8.1	2.0	7.2	1.0	50.0
TQI	—	—	—	—	—	—
Total	8.4	4.6	7.2	4.6	1.2	16.7

Depreciation and amortization
Forward Air	4.1	3.1	3.9	3.0	0.2	5.1
FASI	1.3	3.5	1.2	4.3	0.1	8.3
TQI	0.8	6.0	—	—	0.8	100.0
Total	6.2	3.4	5.1	3.3	1.1	21.6

Insurance and claims
Forward Air	2.3	1.7	2.5	1.9	(0.2)	(8.0)
FASI	1.0	2.7	0.7	2.5	0.3	42.9
TQI	0.2	1.5	—	—	0.2	100.0
Total	3.5	1.9	3.2	2.1	0.3	9.4

Fuel expense
Forward Air	1.0	0.8	1.0	0.8	—	—
FASI	2.2	5.9	1.7	6.1	0.5	29.4
TQI	1.4	10.5	—	—	1.4	100.0
Total	4.6	2.6	2.7	1.7	1.9	70.4

Other operating expenses
Forward Air	10.1	7.7	8.4	6.5	1.7	20.2
FASI	4.3	11.6	2.2	7.9	2.1	95.5
TQI	—	—	—	—	—	—
Intercompany eliminations	(0.3)	23.1	(0.1)	12.5	(0.2)	200.0
Total	14.1	7.8	10.5	6.8	3.6	34.3

Income from operations
Forward Air	19.8	15.0	21.6	16.8	(1.8)	(8.3)
FASI	1.7	4.6	2.4	8.6	(0.7)	(29.2)
TQI	1.7	12.8	—	—	1.7	100.0
Total	$23.2	12.8%	$24.0	15.4%	$(0.8)	(3.3)%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Year ended
	December 31, 2013	Percent of	December 31, 2012	Percent of		Percent
		Revenue		Revenue	Change	Change
Operating revenue
Forward Air	$501.1	76.8%	$501.7	85.9%	$(0.6)	(0.1)%
FASI	113.4	17.4	85.0	14.5	28.4	33.4
TQI	41.8	6.4	—	—	41.8	100.0
Intercompany eliminations	(3.8)	(0.6)	(2.3)	(0.4)	(1.5)	65.2
Total	652.5	100.0	584.4	100.0	68.1	11.7

Purchased transportation
Forward Air	230.9	46.1	231.4	46.1	(0.5)	(0.2)
FASI	34.5	30.4	23.3	27.4	11.2	48.1
TQI	23.2	55.5	—	—	23.2	100.0
Intercompany eliminations	(2.9)	76.3	(2.0)	87.0	(0.9)	45.0
Total	285.7	43.8	252.7	43.3	33.0	13.1

Salaries, wages and employee benefits
Forward Air	105.4	21.0	103.1	20.6	2.3	2.2
FASI	39.3	34.7	31.9	37.5	7.4	23.2
TQI	6.4	15.3	—	—	6.4	100.0
Total	151.1	23.2	135.0	23.1	16.1	11.9

Operating leases
Forward Air	20.2	4.0	20.4	4.1	(0.2)	(1.0)
FASI	9.0	7.9	7.6	9.0	1.4	18.4
TQI	0.1	0.2	—	—	0.1	100.0
Total	29.3	4.5	28.0	4.8	1.3	4.6

Depreciation and amortization
Forward Air	16.2	3.2	16.4	3.3	(0.2)	(1.2)
FASI	5.0	4.4	4.7	5.5	0.3	6.4
TQI	2.4	5.8	—	—	2.4	100.0
Total	23.6	3.6	21.1	3.6	2.5	11.8

Insurance and claims
Forward Air	8.7	1.8	8.9	1.8	(0.2)	(2.2)
FASI	3.3	2.9	2.4	2.8	0.9	37.5
TQI	0.5	1.2	—	—	0.5	100.0
Total	12.5	1.9	11.3	1.9	1.2	10.6

Fuel expense
Forward Air	4.0	0.8	4.2	0.8	(0.2)	(4.8)
FASI	7.0	6.2	5.8	6.8	1.2	20.7
TQI	4.2	10.1	—	—	4.2	100.0
Total	15.2	2.3	10.0	1.7	5.2	52.0

Other operating expenses
Forward Air	37.0	7.4	35.8	7.1	1.2	3.4
FASI	13.2	11.6	7.3	8.6	5.9	80.8
TQI	1.4	3.3	—	—	1.4	100.0
Intercompany eliminations	(0.9)	23.7	(0.3)	13.0	(0.6)	200.0
Total	50.7	7.8	42.8	7.3	7.9	18.5

Income from operations
Forward Air	78.7	15.7	81.5	16.2	(2.8)	(3.4)
FASI	2.1	1.9	2.0	2.4	0.1	5.0
TQI	3.6	8.6	—	—	3.6	100.0
Total	$84.4	12.9%	$83.5	14.3%	$0.9	1.1%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2013	2012	Change

Operating ratio	85.0%	83.2%	2.2%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	482,861	456,007	5.9
Average weekly pounds ¹	37,724	35,626	5.9

Linehaul shipments
Total linehaul	716,672	727,274	(1.5)
Average weekly	55,990	56,818	(1.5)

Forward Air Complete shipments	122,735	135,680	(9.5)
As a percentage of linehaul shipments	17.1%	18.7%	(8.6)

Average linehaul shipment size	674	627	7.5

Revenue per pound ²
Linehaul yield	$17.00	$17.41	(1.9)
Fuel surcharge impact	1.75	1.95	(0.9)
Forward Air Complete impact	2.80	2.74	0.3
Total airport-to-airport yield	$21.55	$22.10	(2.5)

Logistics:
Miles
Owner operator ¹	8,001	8,501	(5.9)
Third party ¹	4,253	4,152	2.4
Total Miles	12,254	12,653	(3.2)

Revenue per mile	$1.69	$1.65	2.4

Cost per mile	$1.27	$1.22	4.1%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Year ended
	December 31,	December 31,	Percent
	2013	2012	Change

Operating ratio	84.3%	83.8%	0.6%

Business days	255.0	255.0	—
Business weeks	51.0	51.0	—

Airport-to-airport:
Tonnage
Total pounds ¹	1,803,243	1,778,397	1.4
Average weekly pounds ¹	35,358	34,871	1.4

Linehaul shipments
Total linehaul	2,755,271	2,791,597	(1.3)
Average weekly	54,025	54,737	(1.3)

Forward Air Complete shipments	476,005	645,207	(26.2)
As a percentage of linehaul shipments	17.3%	23.1%	(25.1)

Average linehaul shipment size	654	637	2.7

Revenue per pound ²
Linehaul yield	$17.06	$17.13	(0.3)
Fuel surcharge impact	1.87	1.90	(0.2)
Forward Air Complete impact	2.88	2.97	(0.4)
Total airport-to-airport yield	$21.81	$22.00	(0.9)

Logistics:
Miles
Owner operator ¹	34,401	35,091	(2.0)
Third party ¹	14,916	16,162	(7.7)
Total Miles	49,317	51,253	(3.8)

Revenue per mile	$1.63	$1.64	(0.6)

Cost per mile	$1.21	$1.24	(2.4)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com